EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the Nasdaq National Market System.  The prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
11/10/20101	Purchase	$1.9618	3400
11/11/20102	Purchase	1.9989	15638
11/12/20103	Purchase	2.0284	13978
11/15/20104	Purchase	2.181	20194
11/16/20105	Purchase	2.0779	22500
11/17/20106	Purchase	2.0219	25824
11/18/20107	Purchase	2.1443	18000
11/19/20108	Purchase	2.1559	6000
11/22/20109	Purchase	2.1622	7178
11/23/201010\	Purchase	2.1387	18389
11/24/201011	Purchase	2.0719	7800
11/26/201012	Purchase	2.1992	1300
11/29/201013	Purchase	2.1959	9000

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1 Due to incomplete data available to the Reporting Persons, the Reporting Persons are reporting the average price of transactions effected on this date.
2 This transaction was executed in multiple trades at prices ranging from $1.98 - 2.02.
3 This transaction was executed in multiple trades at prices ranging from $1.97 - 2.07.
4 This transaction was executed in multiple trades at prices ranging from $2.00 - 2.20.
5 This transaction was executed in multiple trades at prices ranging from $2.02 - 2.10.
6 This transaction was executed in multiple trades at prices ranging from $1.99 - 2.09.
7 This transaction was executed in multiple trades at prices ranging from $2.12 - 2.20.
8 This transaction was executed in multiple trades at prices ranging from $2.13 - 2.20.
9 This transaction was executed in multiple trades at prices ranging from $2.15 - 2.20.
10 This transaction was executed in multiple trades at prices ranging from $2.08 - 2.20.
11 This transaction was executed in multiple trades at prices ranging from $2.05 - 2.10.
12 This transaction was executed in multiple trades at prices ranging from $2.19 - 2.20.
13 This transaction was executed in multiple trades at prices ranging from $2.19 - 2.20.

Date	Type	Price	Shares
11/30/201014	Purchase	$2.1847	7000
12/01/201015	Purchase	2.1338	23400
12/02/201016	Purchase	2.1413	17500
12/03/201017	Purchase	2.0486	14644
12/06/201018	Purchase	1.9821	13300
12/07/201019	Purchase	1.9665	7801
12/08/201020	Purchase	1.9941	13800
12/09/201021	Purchase	1.9691	10300
12/10/201022	Purchase	1.9599	3500
12/13/201023	Purchase	1.924	25000
12/14/201024	Purchase	1.835	20000
12/15/201025	Purchase	1.8261	24945
12/16/201026	Purchase	1.8459	15085
12/17/201027	Purchase	1.8481	16000
12/20/201028	Purchase	1.7931	19126
12/21/201029	Purchase	1.8442	32341
12/22/201030	Purchase	1.8599	119680
12/27/201031	Purchase	1.8731	1600
12/28/201032	Purchase	1.8842	10036
12/29/201033	Purchase	1.9718	12100
12/30/201034	Purchase	2.0572	25402
12/31/201035	Purchase	1.9514	2022200

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14 This transaction was executed in multiple trades at prices ranging from $2.15 - 2.20.
15 This transaction was executed in multiple trades at prices ranging from $2.12 - 2.15.
16 Due to incomplete data available to the Reporting Persons, the Reporting Persons are reporting the average price of transactions effected on this date.
17 This transaction was executed in multiple trades at prices ranging from $2.03 - 2.05.
18 This transaction was executed in multiple trades at prices ranging from $1.97 - 1.99.
19 This transaction was executed in multiple trades at prices ranging from $1.95 - 1.97.
20 This transaction was executed in multiple trades at prices ranging from $1.98 - 2.00.
21 This transaction was executed in multiple trades at prices ranging from $1.96 - 1.97.
22 This transaction was executed in multiple trades at prices ranging from $1.95 - 1.96.
23 This transaction was executed in multiple trades at prices ranging from $1.85 - 2.03.
24 This transaction was executed in multiple trades at prices ranging from $1.82 - 1.85.
25 This transaction was executed in multiple trades at prices ranging from $1.79 - 1.90.
26 This transaction was executed in multiple trades at prices ranging from $1.82 - 1.86.
27 This transaction was executed in multiple trades at prices ranging from $1.82 - 1.86.
28 This transaction was executed in multiple trades at prices ranging from $1.78 - 1.80.
29 This transaction was executed in multiple trades at prices ranging from $1.77 - 1.90.
30 This transaction was executed in multiple trades at prices ranging from $1.85 - 1.86.
31 Due to incomplete data available to the Reporting Persons, the Reporting Persons are reporting the average price of transactions effected on this date.
32 This transaction was executed in multiple trades at prices ranging from $1.85 - 1.90.
33 This transaction was executed in multiple trades at prices ranging from $1.82 - 2.05.
34 This transaction was executed in multiple trades at prices ranging from $2.00 - 2.10.
35 This transaction was executed in multiple trades at prices ranging from $1.95 - 2.09.